Exhibit 13(g)

                          FORM OF FOURTH AMENDMENT TO
                 AMENDED AND RESTATED FINANCIAL AGENT AGREEMENT

                           FORM OF FOURTH AMENDMENT TO
                 AMENDED AND RESTATED FINANCIAL AGENT AGREEMENT

         THIS AMENDMENT made effective as of the ____ day of __________, 2004 amends that certain Amended and Restated Financial Agent Agreement dated November 19, 1997, as amended, by and among the following parties (the "Agreement") as herein below provided.

                              W I T N E S S E T H :

         WHEREAS, the parties hereto wish to amend Schedule A of the Agreement to reflect the inclusion of two new series.

         NOW, THEREFORE, in consideration of the foregoing premise and other good and valuable consideration, the parties hereby agree that the Agreement is hereby amended as follows:

1. Schedule A is hereby amended so as to include reference to (a) Phoenix Global Utilities Fund, a series of the [Phoenix-Oakhurst Income & Growth Fund]; and (b) Phoenix Mid-Cap Value Fund, a series of Phoenix Equity Trust. Attached hereto is a revised Schedule A--Schedule of Funds Subject to Amended and Restated Financial Agent Agreement, updated as of [October __, 2004], which Schedule shall supercede any current schedule of funds attached to the Agreement.

2. Except as herein above and herein before amended, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect.

                            [signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

                  PHOENIX EQUITY SERIES FUND
                  PHOENIX EQUITY TRUST
                  PHOENIX-GOODWIN CALIFORNIA TAX EXEMPT BOND FUND
                  PHOENIX INVESTMENT TRUST 97
                  PHOENIX MULTI-PORTFOLIO FUND
                  PHOENIX MULTI-SERIES TRUST
                  PHOENIX-OAKHURST INCOME & GROWTH FUND
                  PHOENIX-OAKHURST STRATEGIC ALLOCATION FUND
                  PHOENIX PARTNER SELECT FUNDS
                  PHOENIX-SENECA FUNDS
                  PHOENIX SERIES FUND
                  PHOENIX STRATEGIC EQUITY SERIES FUND


                  By:
                     --------------------------------------------
                     Philip R. McLoughlin
                     President

                  PHOENIX EQUITY PLANNING CORPORATION

                  By:
                     --------------------------------------------
                     Francis G. Waltman
                     Vice President, Chief Administrative Officer






\4th Fin Agt Amendment -PF&PEPCO 080504

                                   SCHEDULE A
   Schedule of Funds Subject to Amended and Restated Financial Agent Agreement
                            (as of October __, 2004)

                                                             Class A     Class B     Class C      Class T     Class X     Class Y
                                                             -------     -------     -------      -------     -------     -------
Phoenix-Engemann Funds
   Phoenix-Engemann Balanced Return Fund                       X           X           X
   Phoenix-Engemann Focus Growth Fund                          X           X           X
   Phoenix-Engemann Nifty Fifty Fund                           X           X           X
   Phoenix-Engemann Small & Mid-Cap Growth Fund                X           X           X

Phoenix Equity Trust
   Phoenix-Aberdeen Worldwide Opportunities Fund               X           X           X
   Phoenix Mid-Cap Value Fund                                  X                       X

Phoenix Equity Series Fund
   Phoenix-Oakhurst Growth & Income Fund                       X           X           X

Phoenix-Goodwin California Tax-Exempt Bond Fund                X           X

Phoenix Institutional Mutual Funds
   Phoenix Institutional Bond Fund                                                                              X           X

Phoenix Investment Trust 97
   Phoenix Small Cap Value Fund                                X           X           X
   Phoenix-Oakhurst Value Equity Fund                          X           X           X

Phoenix-Kayne Funds
   Phoenix-Kayne California Intermediate
      Tax-Free Bond Fund                                                                                        X
   Phoenix-Kayne Intermediate Total Return Bond Fund                                                            X
   Phoenix-Kayne International Fund                            X           X           X                        X
   Phoenix-Kayne Rising Dividends Fund                         X           X           X                        X
   Phoenix-Kayne Small-Mid Cap Fund                            X           X           X                        X

Phoenix Multi-Portfolio Fund
   Phoenix-Aberdeen International Fund                         X           X           X
   Phoenix-Duff & Phelps Real Estate Securities Fund           X           X           X
   Phoenix-Goodwin Emerging Markets Bond Fund                  X           X           X
   Phoenix-Goodwin Tax-Exempt Bond Fund                        X           X

Phoenix Multi-Series Trust
   Phoenix-Goodwin Multi-Sector Fixed Income Fund              X           X           X
   Phoenix Goodwin Multi-Sector Short Term Bond Fund           X           X           X            X           X

Phoenix-Oakhurst Income & Growth Fund
   Phoenix-Oakhurst Income & Growth Fund                       X           X           X
   Phoenix Global Utilities Fund                               X                       X

   Schedule of Funds Subject to Amended and Restated Financial Agent Agreement
                            (as of October __, 2004)

                                                             Class A     Class B     Class C     Class T      Class X     Class Y
                                                             -------     -------     --------    -------      -------     -------
Phoenix-Oakhurst Strategic Allocation Fund                     X           X           X

Phoenix Partner Select Funds
   Wealth Builder Fund                                         X                       X
   Wealth Guardian Fund                                        X                       X

Phoenix Portfolios
   Phoenix Market Neutral Fund                                 X           X           X

Phoenix Seneca Funds
   Phoenix-Seneca Bond Fund                                    X           X           X                        X
   Phoenix-Seneca Mid-Cap "Edge" Fund                          X           X           X                        X
   Phoenix-Seneca Equity Income Fund                           X           X           X                        X

Phoenix Series Fund
   Phoenix-Duff & Phelps Core Bond Fund                        X           X           X
   Phoenix-Engemann Capital Growth Fund                        X           X
   Phoenix-Engemann Mid-Cap Growth Fund                        X           X           X
   Phoenix-Goodwin High Yield Fund                             X           X           X
   Phoenix-Goodwin Money Market Fund                           X
   Phoenix-Oakhurst Balanced Fund                              X           X

Phoenix Strategic Equity Series Fund
   Phoenix-Seneca Growth Fund                                  X           X           X                        X
   Phoenix-Seneca Strategic Theme Fund                         X           X           X